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                                                                    EXHIBIT 2.3


                               SECOND AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


         This Second Amendment to Stock Purchase Agreement and Plan of Reorganization (the "Amendment"), dated as of November 30, 1998, is entered into by and among R-Anell Custom Homes, Inc., a North Carolina corporation ("R-Anell"), Gold Medal Homes, Inc., a North Carolina corporation ("GMHI"), Gold Medal Homes of North Carolina, Inc., a North Carolina corporation ("GMHNC") (R-Anell, GMHI and GMHNC are sometimes each referred to herein as a "Company," and collectively as the "Companies"), the holders of all of the outstanding capital stock of the Companies (collectively, the "Shareholders") (the Companies and the Shareholders are sometimes referred to collectively as the "Sellers"), and American Homestar Corporation, a Texas corporation ("Purchaser" or "AHC"). Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Purchase Agreement (as defined below).

                               W I T N E S S E TH:

         WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement and Plan of Reorganization, dated as of May 26, 1998, as amended by that certain First Amendment to Stock Purchase Agreement and Plan of Reorganization, dated as of August 31, 1998 (as amended, the "Purchase Agreement"); and

         WHEREAS, the parties hereto desire to amend the Purchase Agreement to the extent provided below;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         A. Amendment to Agreement. The Purchase Agreement is hereby amended as follows:

                  1. The definition of "Closing Date," "Drop Dead Date," "First Period" and "Second Period" set forth in Exhibit A are hereby amended to read in their entirety as follows:

                  "CLOSING DATE" shall mean the date of Closing, which date shall be December 29, 1998; provided, however, that such date may be extended by written agreement of the parties.

                  "DROP DEAD DATE" shall mean December 29, 1998; provided, however, that such date may be extended by written agreement of the parties in the event of an extension of the Closing Date.

                  "FIRST PERIOD" shall mean the period from January 1, 1999 to June 30, 1999, regardless of when the Closing shall occur.


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                  "SECOND PERIOD" shall mean the period from January 1, 1999 to
December 31, 1999, regardless of when the Closing shall occur.

                  2. Each reference to December 1, 1998 appearing in Section 1.2(b) of the Purchase Agreement is hereby replaced with December 29, 1998; and each reference to December 31, 1998 appearing in Section 1.2(b) of the Purchase Agreement is hereby replaced with January 29, 1999.

         B.       Miscellaneous.

                  1. Except as specifically provided herein, the Agreement shall remain in full force and effect. The parties (i) acknowledge their respective obligations under the Purchase Agreement, as expressly amended by this Amendment, and each party confirms that the others are in compliance in all material respects therewith; and (ii) agree that this Amendment in no manner constitutes a waiver or release of the parties' rights or obligations under the Purchase Agreement.

                  2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




                      [Signatures only on following pages]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                      AMERICAN HOMESTAR CORPORATION

                                      By:   /s/ Laurence A. Dawson, Jr.
                                            ----------------------------------
                                            Laurence A. Dawson, Jr.
                                            President


                                      R-ANELL CUSTOM HOMES, INC.

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis Lee Jones
                                            President


                                      GOLD MEDAL HOMES, INC.

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis Lee Jones
                                            President


                                      GOLD MEDAL HOMES OF NORTH CAROLINA,
                                      INC.

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis Lee Jones
                                            President


                                         /s/ Rollan L. Jones
                                      ----------------------------------
                                      Rollan L. Jones


                                         /s/ Dennis L. Jones
                                      ----------------------------------
                                      Dennis L. Jones


                                         /s/ Stephen M. Purdy
                                      ----------------------------------
                                      Stephen M. Purdy



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                                          /s/ Randy K. Cosby
                                      ----------------------------------
                                      Randy K. Cosby


                                      ROLLAN L. JONES RETAINED ANNUITY
                                      TRUST NUMBER ONE

                                      By: /s/ Terry Leigh Barber
                                         --------------------------------
                                          Terry Leigh Barber, Trustee

                                      By: /s/ Dennis L. Jones
                                         --------------------------------
                                         Dennis L. Jones, Trustee


                                      ROLLAN L. JONES RETAINED ANNUITY
                                      TRUST NUMBER TWO

                                      By:   /s/ Terry Leigh Barber
                                            ----------------------------------
                                            Terry Leigh Barber, Trustee

                                      By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                            Dennis L. Jones, Trustee



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